Exhibit 99.1

InnovAge Names Christine Bent as Chief Operations Officer

DENVER, March 1, 2023 (GLOBE NEWSWIRE) – Today, InnovAge Holding Corp. (“InnovAge”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), names Christine (Chris) Bent its Chief Operations Officer (COO) effective March 20, 2023.

Bent joins InnovAge’s executive leadership team as Maria Lozzano assumes the role of Senior Advisor to the CEO and COO.

InnovAge President and Chief Executive Officer Patrick Blair said, “As we look ahead, it is critical that we not only sustain the compliance and operational gains achieved in the last year, but that we continue our work preparing the organization for a future of responsible growth. Chris’ depth of experience leading and scaling diverse care delivery organizations and her commitment to developing strong partnerships with administrative and clinical teams to improve the patient experience makes her a great addition to our executive team.”

As COO, Bent will oversee InnovAge’s operations at its existing PACE centers and the development of de novo programs in new markets.

“As a second-generation healthcare executive, I have a passion for wellbeing and serving others,” Bent said. “With my own lived experience caregiving for my mom in her final years, I know how important it is for individuals to age with dignity and on their terms. My mom would have loved to have the opportunity to live at home and be part of a program like PACE. I am honored to join InnovAge and to be at the forefront of bringing this unique program to more seniors throughout the country.”

Most recently, Bent served as senior vice president and COO at Prime Therapeutics LLC, a privately held pharmacy benefit manager, where she oversaw the company’s day-to-day operations, IT, and customer experience. Prior to Prime Therapeutics, Bent served 12 years in clinical and operations leadership roles at Allina Health, most recently as senior vice president and president of Allina Health Group. She has also held leadership roles at various healthcare institutions, including as vice president of Atrius Health, and as executive director at Partners Community Healthcare.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care its participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers, and government payors — “win.” As of Dec. 31, 2022, InnovAge served approximately 6,460 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

RKubota@MyInnovAge.com

Media Contact:

Sarah Rasmussen, APR

SRasmussen@MyInnovAge.com

Forward-Looking Statements – Safe Harbor

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, statements regarding our expectations with respect to the Company’s new Chief Operating Officer; the effective transition and readjustment of responsibilities within the Company; and our expectations with respect to the Company’s ability to grow. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company is based on information currently available to us. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.